INDEPENDENT AUDITOR'S CONSENT
Gentlemen:
We hereby consent to the use in this Registration Statement of Strategic Information Management, Inc. in Form 10SB of our report dated February 18, 1998 on the financial statements of the company appearing in the Registration Statement.
We also consent to the reference to our firm under the heading "Selected Financial Data" and "Experts" in such Registration Statement.
                         s/s Durland & Company, CPA, P.A.
                         Durland & Company, CPA, P.A.
Palm Beach, Florida
March 2, 1998